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Ex.10.1.
                         MULTICURRENCY CREDIT AGREEMENT

                                 August 8, 2000

                    35,000,000 USD or the equivalent in Euro

                                     between

                                  GENESYS S.A.

                                  the Borrower

                                FORTIS BANK S.A.

                                  the Arranger

                                FORTIS BANK S.A.

                                    the Agent

                                       and

                                    the Banks
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                                     SUMMARY

Article                                                                    Page

CHAPTER 1...............................................................

DEFINITIONS AND INTERPRETATION..........................................

1.       Definitions and interpretation.................................

CHAPTER 2...............................................................

CREDIT..................................................................

2.       Credit Line....................................................

3.       Use of Credit..................................................

CHAPTER 3...............................................................

INTEREST................................................................

4.       Interest Periods...............................................

5.       Interest Rates.................................................

6.       Payment of Interest............................................

7.       Adjustment of the Credit Margin................................

CHAPTER 4...............................................................

WAIVER AND REPAYMENT....................................................

8.       Waiver.........................................................

9.       Repayment......................................................

CHAPTER 5...............................................................

ALLOCATION OF RISKS.....................................................

10.      Taxation.......................................................

11.      New circumstances..............................................

12.      General rules..................................................

CHAPTER 6...............................................................

REPRESENTATIONS AND UNDERTAKINGS OF THE BORROWER - EVENTS OF DEFAULT....

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13.      Representations of the Borrower................................

14.      Undertakings of the Borrower...................................

15.      Events of Default..............................................

CHAPTER 7...............................................................

LATE-PAYMENT AND INDEMNIFICATION........................................

16.      Late-Payment Interest..........................................

17.      Indemnification................................................

CHAPTER 8...............................................................

PAYMENTS................................................................

18.      Terms and conditions of payment................................

19.      Offset by the Banks or the Agent...............................

20.      Equalization of the payments...................................

CHAPTER 9...............................................................

COMMISSIONS, FEES AND RIGHTS............................................

21.      Commissions....................................................

22.      Fees and rights................................................

CHAPTER 10..............................................................

THE AGENT...............................................................

23.      Assignment by the Agent........................................

24.      Liabilities....................................................

25.      Miscellaneous..................................................

CHAPTER 11..............................................................

ASSIGNMENTS AND TRANSFERS...............................................

26.      Transfer by the Borrower.......................................

27.      Transfer by the Banks..........................................

28.      Credit Branch..................................................

29.      Information....................................................

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CHAPTER 12..............................................................

MISCELLANEOUS...........................................................

30.      Financial calculations.........................................

31.      Remedies.......................................................

32.      Severability of the provisions.................................

33.      Communications.................................................

34.      Modifications..................................................

35.      Global effective rate..........................................

CHAPTER 13..............................................................

GOVERNING LAW - JURISDICTION............................................

36.      Governing law..................................................

37.      Jurisdiction...................................................

ANNEX 1.................................................................

List and Undertakings of the Banks......................................

ANNEX 2.................................................................

Model of Transfer Instrument............................................

ANNEX 3.1...............................................................

Model of Drawing Notice.................................................

ANNEX 3.2...............................................................

Notification of Change in Currency......................................

ANNEX 4.................................................................

Conditions Precedent....................................................

ANNEX 5.................................................................

Pledge of shares of Genesys Conferencing Inc............................

ANNEX 6.................................................................

Pledge of shares of Genesys Conferencing Inc............................

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                          MULTICURRENCY LOAN AGREEMENT

BY AND BETWEEN:

(1) GENESYS S.A., a French societe anonyme whose registered office is located at 4, rue Jules Ferry, Le Regent, 34008 Montpellier, registered with the Registry of Commerce and Companies of Montpellier under number 339 697 021,

     (hereinafter the "Borrower")

                                                              OF THE FIRST PART,

(2)  The financial institutions whose names and addresses are set forth in Annex
     1,

     (hereinafter the "Banks"),

                                                             OF THE SECOND PART,

(3) FORTIS BANK S.A., a societe anonyme whose registered office is located at Montagne du Parc 3, B-1000 Brussels, Belgium, registered with the Registry of Commerce of Brussels under number 76034,

     (hereinafter the "Arranger")

                                                              OF THE THIRD PART,

AND

(4) FORTIS BANK S.A., a societe anonyme whose registered office is located at Montagne du Parc 3, B-1000 Brussels, Belgium, registered with the Registry of Commerce of Brussels under number 76034,

     (hereinafter the "Agent")

                                                             OF THE FOURTH PART.

WHEREAS:

(A) In order to refinance (i) its indebtedness contracted in respect of the acquisition of Williams Conferencing, (ii) the expenditures incurred in respect of its investment program and (iii) its existing financial indebtedness contracted, in particular, with

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     BNP-Paribas and Societe Generale, a revolving credit line of 35,000,000 USD that was granted on July 14, 1999 by the Arranger to the Borrower (the "Revolving Credit").

(B) The Banks are ready to grant to the Borrower a middle term multicurrency credit facility of 35,000,000 USD (thirty five million American dollars) under the terms and conditions provided for herein and aimed at repaying the Revolving Credit.

IT HAS BEEN AGREED AS FOLLOWS:

                                    CHAPTER 1

                         DEFINITIONS AND INTERPRETATION

1.   Definitions and interpretation

1.1  Definitions

     Except otherwise provided:

     "Pledge Instrument" shall mean the pledge agreements entered into between the Borrower, the Agent and the Banks relating to the shares held by the Borrower in the capital of (i) Genesys Conferencing Inc and (ii) Genesys Conferencing Limited respectively entitled Pledge Agreement and Security over Shares Agreement, which models respectively appear in Annexes 5 and 6.

     "Transfer Instrument" shall mean an instrument substantially in the form of the model appearing in Annex 2.

     "Credit Branch" shall mean:

     (i) for a Bank signatory of this Agreement, the branch indicated under its signature at the end of this Agreement;

     (ii) for a Bank that acquires this capacity after the conclusion of this Agreement, the branch identified in paragraph 5 of the Transfer Instrument, which model appears in Annex 2;

     (iii) any other branch designated by a Bank pursuant to the provisions of
           Article 28 (Credit Branch).

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     "Agent" shall mean Fortis Bank S.A., whose assignment terms are set in
     Chapter 10 or any successor in this position who will be substituted for it pursuant to the provisions of Article 25.3, as the case may be.

     "Arranger" shall mean Fortis Bank S.A., whose assignment terms are set in
     Article 23.3.

     "Advance" shall mean an amount requested by the Borrower in a Drawing Notice and not yet made available to it, or an amount made available to the Borrower and not yet repaid.

     "Drawing Notice" shall mean a notice of drawing down substantially in the form of the model appearing in Annex 3.1.

     "Bank" shall mean:

     (i)  each of the financial institutions whose names appear in Annex 1;

     (ii) a financial institution who has been assigned the rights or who has been subrogated the rights of a Bank or a substitute for a Bank pursuant to a Transfer Instrument.

     "Eligible Bank" shall mean:

     (a) a Bank who has its Credit Branch in France at the time of assessment of its capacity as Eligible Bank; or

     (b) a bank or a financial institution who, at the time when it becomes a Bank, benefits from the provisions of a double-taxation treaty so that it may receive interest exempt from any withholding tax in France (subject to the signature of any document necessary and the completion of any action required to benefit from such an exemption).

     "Reference Banks" shall mean the registered office in Paris of Banque Nationale de Paris, Credit Lyonnais and Societe Generale.

     "Event of Default" shall mean any of the events mentioned in Article 15 (Events of Default).

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     "Potential Event of Default" shall mean any event that other than the giving of notice or the expiration of a waiting period set forth in Article 15 (Events of Default) would become an Event of Default.

     "Agreement" means this Agreement and the annexes hereto, which form an integral part hereof.

     "Cost of Financing" shall mean, for a Bank or for the Agent, the actual cost (expressed in the form of an annual interest rate) borne by such Bank or the Agent to finance for a given period any sum owing to it.

     "Credit" shall mean the multicurrency credit granted to the Borrower by the Banks under this Agreement.

     "Available Credit" shall mean the total amount of the Available Undertakings at a given time.

     "Revolving Credit" shall have the meaning ascribed to it in paragraph (A) of the preamble.

     "Genesys Conferencing Limited" shall mean an English company whose registered office is located at Stephenson House, 2 Cherry Orchard Road, Croydon, Surrey CR06BA.

     "Rate Determination Date" shall mean, for an Interest Period (i) the second Business Day (London) preceding the first day of the Interest Period for the Advances expressed in the Reference Currency or (ii) the second Target Day preceding the first day of the Interest Period for the Advances expressed in the Optional Currency.

     "Drawing Date" shall mean the date requested by the Borrower to make available one or several Advances, or the effective availability date of one or several Advances.

     "Final Drawing Date" shall mean the earlier of the two following dates:

     (i)  the sixtieth date following the date of this Agreement; and

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     (ii) the date on which the Available Undertaking of each of the Banks is reduced to zero.

     "Repayment Date" shall mean September 30, 2001 and the last day of each successive six-month periods thereafter until and including March 30, 2004.

     "Reference Currency" shall mean the American Dollar.

     "Optional Currency" shall mean the Euro.

     "Interest Difference" shall mean, for a given period (the "calculation period") and for all or part of an Advance that, pursuant to the provisions of this Agreement, is not made available to the Borrower or that is the subject of a repayment prior to its expiry date, the difference between:

     (a) the amount of the interest that would have accrued on such amount during the calculation period, pursuant to the provisions of this Agreement, and

     (b) an amount of interest calculated on this amount at the Reference Rate for the period beginning on the third Business Day of the calculation period,

     a Interest Difference is "positive" in the event that (a) is greater than
     (b).

     "Information Document" shall mean the document relating to the Borrower prepared and delivered, at the Arranger's request, to financial institutions invited to take part in the Credit.

     "Security Documents" shall mean the Pledge Instruments and any document related thereto.

     "EBITDA" shall mean, for each reference period, the operating result of the Borrower within the meaning of the general accounting plan, as increased by accrued liabilities and operating provisions and as decreased by the decreases in accrued liabilities and operating provisions.

     "Screen" shall mean the Telerate screen.

     "Borrower" shall mean Genesys S.A.

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     "Financial Indebtedness" shall mean:

     (i) a borrowing under any form whatsoever and in particular under form of issuance of securities;

     (ii) a payment obligation in respect of a leasing agreement or financial lease (reprocessing in the financial statements within the meaning of IAS 17 international standards);

     (iii) a payment obligation resulting from a surety (cautionnement) or a guarantee (except for an obligation fully guaranteed by a Security).

     "Available Undertaking" shall mean:

     (i) for any Bank signatory of this Agreement, the amount expressed in USD Amount appearing in before its name in Annex 1 (which may be reduced in accordance with Articles 3.7 (Final Drawing Date), 8 (Waiver),
           11.2 (Illegality) or 15.2 (Consequences of an Event of Default), as decreased by the amount of its Global Participation;

     (ii) for a Bank who has become a Bank pursuant to a Transfer Agreement, the amount expressed in USD Amount appearing in the Transfer Agreement, (which may be reduced pursuant to the aforementioned Articles), as decreased by the amount of its Participation in the Advances made after the effectiveness of the Transfer Instrument.

     "EONIA" shall mean the daily rate for deposits in Euro, calculated as from the rate communicated by a group of contributing banks and broadcast on the Screen (page 247) under the aegis of the European Banks Federation each Business Day.

     "Participating Member State" shall mean:

     (i) the States listed in Article one of the Regulation (EC) n(degree)974/98 of the Council of May 3, 1998 on the introduction of Euro;

     (ii) any other State that adopts the Euro, as from the date on which the Euro becomes the currency of such State.

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     "EUR" shall mean the Euro.

     "EURIBOR" shall mean the annual rate broadcast on the Screen (page 248) under the aegis of the European Bank Federation, corresponding to the inter-bank rate on the Rate Determination Date at 11 a.m. (Brussels time) for deposits in the Optional Currency made for a period of the same duration as the reference period.

     "Significant Subsidiaries" shall mean Genesys Conferencing Limited and Genesys Conferencing Inc.

     "Consolidated Equity Capital" shall mean the amount of the capital, premiums and reserves, excess of restated assets, carry forward, consolidated income, investment subsidies and regulated provisions.

     "Genesys Conferencing Inc" shall mean a company governed by the law of the State of Delaware whose registered office is located at 4600 S. Ulster Street, 12th Floor, Denver, CO 80237, United States of America.

     "Group" shall mean the group of companies constituted by the Borrower and its subsidiaries.

     "Outstanding Amount" shall mean an amount (in principal, interest or other) due in respect of this Agreement that is not paid on its expiry date or, if it is due upon demand, remains outstanding after presentation of a request.

     "Business Day" shall mean an entire day (other than a Saturday or Sunday) where the banks are open in London, Paris, Brussels and:

     (a) as far as the payment or purchase dates of the Reference Currency are concerned, in New York; or

     (b) as far as the payment or purchase dates of the Optional Currency are concerned, where this entire day is a Target Day.

     "Business Day (Brussels)" shall mean an entire day (other than a Saturday or Sunday) where the banks are open in Brussels.

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     "Business Day (London)" shall mean an entire day (other than a Saturday or
     Sunday) where the banks are open in London.

     "Business Day (Paris)" shall mean an entire day (other than a Saturday or Sunday) where the banks are open in Paris.

     "Target Date" shall mean an entire day where the TARGET system works for the settlement of payments in Euros.

     "LIBOR" (London Interbank Offered Rate) shall mean the annual rate broadcast at 11 a.m. (London time) on the Screen (page 3750/3740 or any other page which would substitute therefor), under the aegis of the British Bankers Association corresponding to the rate offered on the inter-bank international market in London on the Rate Determination Date for deposits in the Reference Currency for a period of same duration as the reference period.

     "Majority of the Banks" shall mean one or several Banks of which the aggregate Shares exceed 66.67% (sixty six point sixty seven percent).

     "Margin" shall mean 200 base points per year which may be reduced pursuant to the provisions of Article 7 (Adjustment of the Credit Margin).

     "USD Amount" shall, for an Advance (i) the amount indicated in a Drawing Notice when the Reference Currency has been chosen by the Borrower or, (ii) if the indicated amount is not denominated in the Reference Currency, its counter-value in the Reference currency, calculated at the Exchange Rate of the Agent set three Business Days (Paris) before the Drawing Date, as adjusted to take into account any repayments (other than a repayment resulting from a change of currency), as provided for in Articles 9.4 and 9.5, and any consolidation of the Advance, as provided for in Article 4.2.

     "Notification of Change of Currency" shall mean of notification of change of currency substantially in the form of the model appearing in Annex 3.2.

     The "Participation" of a Bank shall mean that part of an Advance or a difference referred to in Article 3.9.3 (a) (ii) that the Bank must make available to the

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     Borrower or, with respect to an Advance already made available to the
     Borrower, that the Borrower owes to such Bank at a given time.

     The "Global Participation" of a Bank shall mean that part of the Loan that the Borrower owes to such Bank at a given time.

     "Party" shall mean the Agent, any Bank, the Arranger or the Borrower.

     "Credit Period" shall mean the period between the date of this Agreement and the date on which, on the one hand, the Available Credit is reduced to zero and, on the other hand, the Borrower has no further obligations vis-a-vis the Banks.

     "Interest Period" shall mean each period for which an interest rate is or must be set pursuant to the provisions of Articles 4.1 (Duration of the Interest Periods), 5.3.2 or 16 (Late-Payment Interests).

     "Interim Period" shall mean the period beginning on January 1, 1999 and ending on December 31, 2001.

     "Loan" shall mean the aggregate Advances at a given time.

     The "Portion" of a Bank shall mean:

     (i) before the first Advance, the percentage of Available Credit corresponding to its Available Undertaking, and

     (ii) after the first Advance, the percentage of the Loan corresponding to its Global Participation.

     "Margin Ratio" shall mean the ratio resulting from the Financial Indebtedness (numerator) of the Borrower divided by the EBITDA of the Borrower (denominator).

     "Security" shall mean:

     (i) any personal guarantee and/or real security interest and any conventional lien;

     (ii)  any offset, account merger or similar agreement;

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     (iii) any transfer of ownership as guarantee;

     (iv)  any retained ownership clause (clause de reserve de propriete); and

     (v) any agreement whose effect is to create on any of the properties of the Borrower a preferred situation in favor of a third party.

     "Authorized Securities" shall mean:

     (i) a Security burdening a property belonging to a company that has become a member of the Group after the date of this Agreement, if:

           (1) the Security has been created before the company becomes a member of the Group, and

           (2) the guaranteed amount has not been increased since the date on which such company has become a member of the Group;

     (ii) any offset or account merger agreement entered into in the normal context of the relationship between the Borrower and a member of the Group and its bankers;

     (iii) any retained ownership clause accepted by the Borrower or a member of the Group within the normal context of its activity;

     (iv) any other Security if the guaranteed global amount, of the aggregate of any Security referred to in this paragraph (iv), does not exceed EUR 3,000,000;

     (v) the pledge of business assets (fonds de commerce) made by the Borrower on March 3, 1997 in favor of Fortis Banque France;

     "TARGET" shall mean the Trans-European Automated Real-time Gross Settlement Express Transfer system of payment.

     "Exchange Rate of the Agent" shall mean the "spot" exchange rate used on a Business Day (Paris) for the purchase of the Optional Currency with the Reference Currency on the international market of currencies in Paris at 3:00 p.m.

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     "Reference Rate" shall mean for a given period (a "reference period")
     corresponding to an Interest Period or any other period during which interest is accrued, EURIBOR for the Advances denominated in Optional Currency, or LIBOR for the Advances denominated in Reference Currency.

     In the event that the reference period does not correspond to a period for which the Reference Rate is broadcast, "Reference Rate" shall mean the rate broadcast for the period immediately longer than the reference period, or if a rate is also broadcast for a period shorter than the reference period, the average of both rates.

     "Daily Late-Payment Rate" shall mean, for a late-payment day, the EONIA of the following Business Day.

     "USD" or "$" shall mean the American Dollar.

1.2  Interpretation principles

     In this Agreement, the following terms and expressions shall have the following meaning:

     an "asset" shall mean any tangible or intangible asset (including all corporate rights) registered in the balance sheet of a company;

     an "action in concert" shall be understood in accordance with the meaning ascribed to it by Article 356-1 of Law n(degree)66-537 on commercial companies;

     "Annex," "Article," "Chapter" and "Paragraph" shall mean (unless otherwise provided), an annex, article, chapter or paragraph of this Agreement;

     the "control" of a company shall be understood in accordance with the meaning ascribed to it by Articles 355-1 et seq. of Law n(degree)66-537 on commercial companies;

     references to "rights" or to "obligations" of a Party, unless otherwise specified, shall mean the rights or obligations of the said Party in respect of this Agreement;

     "adverse effect" shall mean, when this expression is used in connection with an event, that this event is likely:

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      (i)   to significantly and adversely affect the ability of the Borrower to meet its repayment obligation in respect of the Loan;

      (ii)  to prevent the Borrower from performing its obligations; or

      (iii) to affect the validity of this Agreement and the implementation of their rights by the other Parties.

      "indebtedness" shall include any obligation to pay an amount of money, whether this obligation is due or not, whether it is certain or not, current or future;

      "euro" shall mean the currency of the Participating Member States;

      a company is a "subsidiary" of the Borrower if this company consolidates its financial statements with those of the Borrower according to the global consolidation method and pursuant to the consolidation principles applied in this respect by the Borrower;

      "tax" shall include:

      (i) all taxes and rights and all obligations of similar nature, as well as

      (ii) all penalties or interest due as a consequence of the non-payment or late payment of an amount referred to in paragraph (i);

      "month" shall mean a period beginning on a day of a calendar month and ending on the corresponding date (its "normal expiry date") at the same day of the next calendar month, or (in the event that the following calendar month does not include the same day) on the last day of this next calendar month; in any event, if the normal expiry date does not correspond to a Business Day, it will be postponed to the following Business Day except if the latter is included in a different calendar month; in such a case, it will be on the previous Business Day;

      References to "payments" that a Party shall make or receive, unless otherwise set forth, shall mean the payments it shall make or receive in respect of this Agreement;

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      "regulation" shall include all law, decree, ordinance or any other normative instrument, national or European.

      Unless otherwise provided, references to a time of day shall mean Paris time.

      References to an agreement (including this Agreement) or other document shall mean the agreement or document as amended.

                                   CHAPTER 2

                                    CREDIT

2.    Credit Line

2.1   Grant

      The Banks grant to the Borrower, who accepts, under the terms and conditions set forth in this Agreement, a credit line amounting to 35,000,000 USD (thirty five million American dollars).

2.2   Purpose

      (a) The Borrower shall use the Credit in one or more Advances in order to repay the Revolving Credit.

      (b) The Banks are not required to verify the use made by the Borrower of the Advances and shall therefore not be responsible for the consequences of such use.

2.3   Obligations of the Banks

      The obligations of the Banks are joint but not several. Consequently:

      (a) no Bank shall be responsible for the non-performance by another Bank of its obligations, and

      (b) the non-performance of its obligations by a Bank should not affect in any way whatsoever the obligations of the Borrower vis-a-vis the other Banks.

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2.4   Right of the Banks

      (a) The receivables of each Bank vis-a-vis the Borrower with respect to this Agreement shall be distinct from those of the other Banks.

      (b) Subject to the other provisions of this Agreement, each Bank shall be entitled, independently from the other Banks, to take all such measures as it deems necessary to preserve or implement its rights.

3.    Use of the Credit

3.1   Conditions Precedent

      The Borrower may not validly issue a Drawing Notice until the Agent has confirmed:

      (a)   that it has received the documents appearing in Annex 4; and

      (b) that these documents appear satisfactory to it, in form and substance.

3.2   Condition Subsequent

      The Agreement is subject to the following condition subsequent: non-compliance by the Borrower with the undertakings provided for in paragraph 14.1(g).

      In the event that this condition subsequent is met, this Agreement shall be terminated and the parties will be replaced in the state under which they would have been if this Agreement had not come into force.

3.3   General Conditions of Use

      The Borrower may draw down an Advance only if:

      (a) within no more than ten Business Days (Paris and Brussels) and no fewer than five Business Days (Paris and Brussels) before the relevant Drawing Date, the Agent has received from the Borrower a Drawing Notice, except for the drawing down of the first Advance where the Drawing Notice may be received by the Agent no later than 10 a.m. no

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            fewer than three Business Days (Paris and Brussels) before the
            Drawing Date;

      (b) the Drawing Date involved is a Business Day (Paris), no sooner than the sixth Business Day (Paris) following the previous Drawing Date and no later than the Final Drawing Date;

      (c) the amount of the Advance, if it is a USD Amount less than the Available Credit, shall be at least equal to:

            (i) 5,000,000 USD or multiples of 5,000,000 USD in the case of an Advance denominated in the Reference Currency, or, as the case may be,

            (ii) 5,000,000 EUR or multiples of 5,000,000 EUR in the case of an Advance denominated in the Optional Currency.

      (d) the interest rate applicable to an Advance during its first Interest Period may be determined without applying the provisions of Article
            5.3 (Disruptions of the market);

      (e) on the Drawing Date, no Event of Default or Potential Event of Default has occurred or is still occurring, and the representations appearing in Article 13 (Representations of the Borrower) are accurate.

3.4   Condition relating to the change of currency

      In the event that the Borrower desires to modify an Advance, the Borrower shall send a Notification of Change of Currency to the Agent within at least five Business Days (Paris) before the first Business Day (Paris) of an Interest Period.

3.5   Drawing Notice and Notification of Change of Currency

      (a) By delivering Drawing Notice, the Borrower undertakes to borrow, on the Drawing Date, the requested Advance.

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      (b)   The Agent shall communicate to the Banks, as soon as possible, the contents of any Drawing Notice and any Notification of Change of Currency it may receive.

3.6   Participation of the Banks

      Each Bank shall take part in each Advance through its Credit Branch up to the percentage of Available Credit corresponding to its Available Undertaking on the Drawing Date.

3.7   Final Drawing Date

      On the Final Drawing Date, the Available Credit, and consequently the Available Undertakings of the Banks, shall automatically be reduced to zero.

3.8   Waiver of the conditions

      The conditions set forth in Articles 3.1 (Conditions precedent), 3.2 (Condition subsequent), 3.3 (General conditions of use) and 3.4 (Condition relating to the change of currency) are made solely for the benefit of the Banks who may, therefore, waive them.

3.9   Optional Currency

3.9.1 Choice of currency

      (a) The Borrower shall have the possibility to choose and modify the currency of an Advance, which may either be the Reference Currency, or the Optional Currency. This choice shall be made either:

            (i)   in a Drawing Notice for the availability of an Advance; or

            (ii) in a Notification of Change of Currency in the event that the Advance has already been made available and the Borrower shows its intention to change the currency of the Advance.

      (b) In the event that the Borrower delivers a Notification of Change of Currency and the first day of the contemplated Interest Period is not a Business Day for the new currency, the Agent shall inform the Borrower and the Banks thereof. The Advance shall remain denominated in the existing currency until the next Business Day allowing the purchase of the two currencies, which day will then be the first day of the Interest Period in question.

3.9.2 Change of currency

      (a) If the same Advance is denominated in various currencies during two successive Interest Periods:

            (i) in the event that the currency retained for the second considered Interest Period is the Optional Currency, the amount of the Advance in the Optional Currency shall be calculated by the Agent and shall be equal to the USD Amount of this Advance at the Exchange Rate of the Agent three Business Days (Paris) prior to the first day of such second Interest Period;

            (ii) in the event that the currency retained for the second considered Interest Period is the Reference Currency, the amount of the Advance shall be equal to the USD Amount of this Advance;

            (iii) subject to the provisions of paragraph (b) below, the Borrower shall repay the Advance the last day of the first Interest Period in the currency in which this Advance was denominated;

            (iv) subject to the provisions of Article 3.4, the Banks shall make available to the Agent their Participation in the Advance in the new currency.

      (b)   Subject to the consent of the Borrower, the Agent:

            (i) shall use the amount advanced by the Banks in accordance with the provisions of sub-paragraph (a) (iv) above to purchase the currency in which the Advance is due for the first Interest Period, and

            (ii) shall allocate the amount so purchased to the repayment of the sums due by the Borrower with respect to paragraph (a) (iii) above.

      (c) In the event that the amount purchased by the Agent in accordance with the provisions of sub-paragraph (b)(i) above is less than the amount to be repaid by the Borrower, the Agent shall inform the Borrower and the latter shall, on the last day of the first Interest Period, pay the difference to the Agent (in the currency of the Advance during the first Interest Period).

      (d) If it is not necessary to use the aggregate sums that the Banks have paid to the Agent in accordance with sub-paragraph (a) (iv) above to purchase the currency to be repaid by the Borrower, the Agent shall inform the Borrower of this situation and shall pay to the Borrower, on the last day of the first Interest Period, this unused amount (in the new currency); it being understood that the Banks will not be bound to make such a payment in case of occurrence of an Event of Default still occurring, in which case the Banks may apply this amount to the early repayment of the Loan.

3.9.3 Identical Optional Currency for successive Interest Periods

      (a) In the event that an Advance is denominated in the Optional Currency for two successive Interest Periods, the Agent shall calculate the amount of the Advance in the Optional Currency for the second of these Interest Periods (the amount in the Optional Currency shall be equal to the USD Amount of this Advance at the Exchange Rate of the Agent three Business Days (Paris) prior to the first day of the second Interest Period), and (subject to paragraph (b) below):

            (i) in the event that the calculated amount is less than the Advance in Optional Currency relating to the first Interest Period, the Agent shall inform the Borrower and the latter shall pay the difference on the last day of the first Interest Period;

            (ii) in the event that the calculated amount is greater than the amount of the Advance in Optional Currency relating to the first Interest Period, the Agent shall inform each Bank and, if no Event of Default has occurred, each Bank shall pay the difference up to its Participation, on the last day of the first Interest Period.

      (b) In the event that the calculation made by the Agent pursuant to paragraph (a) above shows that the amount of the Advance in the Optional Currency has increased or decreased by at least 5% in comparison with the USD Amount, no notification will be made by the Agent and no payment will be required with respect to paragraph (a) above.

3.9.4 All calculations made by the Agent in accordance with this Article 3.9 shall take into account all normal or early repayment and all consolidation of any Advance to be carried out on the last day of the first Interest Period.

                                   CHAPTER 3

                                   INTEREST

4.    Interest Period

4.1   Duration of the Interest Periods

      The period between the Drawing Date of an Advance and the last Repayment Date shall be divided into successive Interest Periods. The duration of each Interest Period shall be notified in writing to the Bank by the Borrower and may be, unless otherwise provided, one, two, three or six months at the option of the Borrower; it being specified that:

      (a) the first Interest Period of an Advance shall begin on its Drawing Date, and each subsequent Interest Period of this same Advance shall begin on the last day of the previous Interest Period;

      (b) in the event that the Borrower does not notify its election to the Agent in writing no later than five Business Days (Paris) before the first day of an Interest Period, the duration of this Interest Period, subject to the other provisions of this Article, shall be three months;

      (c) the first Interest Period of an Advance made available during a current Interest Period of an Advance shall end at the same time as this Interest Period;

      (d) any Interest Period that would begin prior to a Repayment Date, but which would expire either during the month preceding this date, or on a date subsequent thereto, shall in the first case be extended and in the second case reduced, in order to terminate on this Repayment Date.

4.2   Consolidation

      When several Interest Periods end on the same date, the Advances to which they relate shall, in the future, be consolidated according to the applicable currency in only one Advance.

4.3   Notification

      The Agent shall communicate to the Banks the duration of each Interest Period elected by the Borrower no later than three Business Days (Paris and Brussels) prior to the first day of the relevant Interest Period.

5.    Interest Rate

5.1   Normal rate

      The annual interest rate applicable to an Advance shall be the sum of the Reference Rate for the considered Interest Period and the Margin.

5.2   Non-broadcasting of the Reference Rate

      In the event that, for any Interest Period, the Reference Rate is not broadcast on the Rate Determination Date, the Reference Rate shall be replaced for such Interest Period by:

      (a) the interest rate that may be broadcast on the same date under the aegis of the British Bankers' Association to replace the LIBOR or the European Union Bank Federation to replace the EURIBOR; or, failing any,

      (b) if at least two Reference Banks communicate to the Agent the rates to which, at approximately 11:30 a.m. on this same date, they offer to invest the deposits in the Reference Currency or in the Optional Currency, as the case may be, with the first rank banks for a period beginning on the same day and of same duration as the Interest Period, the arithmetic average of these rates, rounded-up by a sixteenth, if necessary.

5.3   Disruptions of the market

5.3.1 The Agent shall inform the Borrower and the Banks as soon as possible:

      (a) in the event that the Reference Rate is not broadcast on the Rate Determination Date relating to any Interest Period, because the provisions of Article 5.2 (Non-Broadcasting of the Reference Rate) do not enable the determination of a replacement rate for the Reference Rate;

      (b) in the event that the Reference Rate (or the interest rate substituted for the Reference Rate pursuant to the provisions of
            Article 5.2 (Non-broadcasting Reference Rate)) during an Interest Period does not reflect, according to the information communicated by them to the Agent no later that the Rate Determination Date relating to this Interest Period, the Financing Cost of one or more Banks whose aggregate Participation exceeds 35% of the considered Advance.

5.3.2

      (a) In the event referred to in paragraph (a) of Article 5.3.1., the Interest Period shall be automatically adjusted to one month (subject to the provisions of Article 4.1 (d)).

      (b) In all events referred to in Article 5.3.1., the Agent and the Borrower will attempt to agree on a replacement rate (Margin included) applicable to the Interest Period concerned, which will take into account the circumstances and conditions then offered to the Banks to finance their Participation in the Advance.

      (c) In the event that the Agent and the Borrower reach such an agreement and that this agreement is approved by the Banks no later than the last day of such Interest Period, it will be applied to determine the interest rate applicable during this Period.

      (d) Failing any agreement, the interest rate applicable to the Participation of each Bank during the Interest Period concerned shall be equal to the sum of the Margin and the Financing Cost of the relevant Bank during this same Interest Period.

5.3.3 Communication of the rate

      The Agent shall communicate to the Parties no later than the eighth Business Day (Paris) after the start of any given Interest Period, the interest rate applicable to such Interest Period that shall, except for obvious mistakes, be finally binding upon the Parties.

6.    Payment of interest

      On the last Business Day (Paris) of each Interest Period, the Borrower shall pay the interest accrued on the relevant Advance in the Reference Currency or in the Optional Currency, as the case may be.

7.    Adjustment of the Credit Margin

      (a) Beginning on the Final Drawing Date, to the extent that the value of the Margin Ratio indicated in the certificate sent by the Borrower to the Agent at the end of each reference period has been, in respect of the elapsed reference period, equal to, or greater than, the value indicated in column (2) of the chart set forth below, then subsequent to the date on which the certificate has been delivered, the Margin in respect of the Interest Period applicable to the Credit will be that indicated in column (1) of the chart set forth below on the line that corresponds to the minimum and maximum values involved.

      (b)   It is understood:

            (i) that the adjustment of the Margin applicable to the Credit referred to in paragraph (a) above shall be made each quarter in respect of an annual reference period; it being understood that an annual reference period shall mean (a) both a 12-month period corresponding to the duration of the fiscal year of the Borrower and (b) a 12-month period corresponding to two consecutive half years that do not belong to the same fiscal year;

            (ii) that in case of occurrence of a Potential Event of Default or an Event of Default during any Interest Period, the Margin applicable to the Credit shall immediately be brought back to its maximum value, i.e. two hundred base points per year, as from the first day of the Interest Period subsequent to any such Event of Default.

            --------------------------------------------------------------------
                         (1)                   (2)                  (3)
                 Margin applicable to    Minimum Value of    Maximum value of
                   the base points       the Margin Ratio    the Margin Ratio
            --------------------------------------------------------------------
                         200                     3                 n/a
            --------------------------------------------------------------------
                         165                     2                  3
            --------------------------------------------------------------------
                         130                     1                  2
            --------------------------------------------------------------------
                         100                    n/a                 1
            --------------------------------------------------------------------

                                   CHAPTER 4

                             WAIVER AND REPAYMENT

8.    Waiver

      (a) Subject to at least ten days prior notice to the Agent, the Borrower may, until the Final Drawing Date, waive all or part of the Credit; any such waiver shall be final.

      (b) Any partial waiver shall relate to an amount equal to 5,000,000 USD (five million American dollars) and for greater sums, to multiples of 5,000,000 USD (five million American dollars).

      (c) Any such waiver will decrease all Available Undertakings in proportion to their respective amounts.

9.    Repayment

9.1   Repayment at the expiry date

      The Borrower shall repay the Loan, on the Repayment Dates set forth below in the amounts indicated in the right column by a percentage of the amount of the Loan on the Final Drawing Date:

      -----------------------------------------------------------
              Repayment Dates          Percentage of the Loan
      -----------------------------------------------------------
      September 30, 2001                          15%
      March 30, 2002                              15%
      September 30, 2002                          15%
      March 30, 2003                              15%
      September 30, 2003                          20%
      March 30, 2004                              20%
      -----------------------------------------------------------

9.2   Mandatory repayments

9.2.1 Non-proportional mandatory repayment

      In the event where a Bank makes a claim under the provisions of Article
      11.2 (Illegality), the Borrower shall, upon request of the Agent, repay the Global Participation of such Bank on the date corresponding to the last day of the current Interest Period or the last date authorized by the regulation that motivated the repayment request if such a Period precedes such regulation.

9.2.2 Proportional mandatory repayments

      (a) In the event that aggregate sales of assets exceed EUR 2,000,000 per fiscal year, the Borrower shall repay the Loan in an amount up to the net sale price(s) on the date corresponding to the last day of the Interest Period in effect at the time of the sale or at the time of it exceeds the sale threshold.

      (b) The Borrower shall repay the Loan within 30 days after notification by the Agent following (i) the acquisition of control of the Borrower by a person (or group of persons acting in concert) or (ii) the change of the person (or group of person acting in concert) who controls the Borrower.

9.3   Proportional voluntary repayment

      (a) Beginning on the Final Drawing Date and subject to fifteen-days prior notice to the Agent, the Borrower may repay in advance without fees or penalties all or part of the Loan.

      (b)   Such a repayment may be made only on the last day of an Interest
            Period.

      (c) Such a repayment, if it does not relate to the aggregate Loan, shall relate to an amount equal to 5,000,000 USD and, for greater sums in multiples of 5,000,000 USD, or if it is made in Optional Currency, equal to an amount of 5,000,000 EUR and, for greater sums in multiples of 5,000,000 EUR.

      (d)   Any such sums so repaid may be borrowed once again.

9.4   Non-proportional voluntary repayment

      (a) The Borrower may repay (in all but not in part) the Global Participation of a Bank who has requested a payment pursuant to
            Article 10 (Taxation) or 11.1 (Additional costs) provided that the Borrower has given at least 10-days notice to the Agent and, at the time of the notice, the circumstances that motivated the indemnification request are continuing.

      (b)   Such a repayment may only be made on the last day of an Interest
            Period.

      (c) As soon as the Borrower has notified the Agent of its repayment of the Global Participation of a Bank pursuant to paragraph (a) of this
            Article 9.4, the Available Undertaking of this Bank shall be reduced to zero.

9.5   Rules generally applied to early repayments

      (a) By giving a prior notice pursuant to Article 9.3 (Proportional voluntary repayment) or 9.4 (Non-proportional voluntary repayment), the Borrower shall undertake to make the repayment that is the subject of the notice on the date set forth in the notice.

      (b) Any repayment in respect of Article 9.3 (Proportional voluntary repayment) shall be applied to the repayment installments referred to in Article 9.1 (Repayment at expiry date) that are not yet due and payable, and shall commence with the most removed installments.

      (c) Any repayment in respect of paragraph 3.9.2(d), Article 9.2.1 (non-proportional mandatory repayment) or 9.4 (Non-proportional voluntary repayment) shall be applied to the repayment installments referred to in

            Article 9.1 (Repayment at expiry date) not yet due and payable, in proportion to their respective amounts.

9.6   Rules generally applied to repayments

      In the event that the Borrower must repay all or part of the Loan in advance (including after the occurrence of an Event of Default), it shall at the same time pay all interest accrued on the repaid amounts and any other amount due in respect of this Agreement, notwithstanding any other provisions setting forth a different payment date.

                                   CHAPTER 5

                              ALLOCATION OF RISKS

10.     Taxation

10.1    Withholding taxes

        (a) All payments made by the Borrower (including in respect of this Article 10) to an Eligible Bank, to the Arranger or to the Agent shall be made net and without deduction of any tax in France, except if the Borrower (or an institution paying on its behalf) must carry out a tax withdrawal or withholding (a "withholding"), in which case the Borrower shall increase the amount of the payment so that after having deducted the withholding, the Party entitled to payment receives a net amount equal to the amount that it would have received had there been no withholding.

        (b) If the Borrower must effect a withholding (or, further, if the rate or calculation method of any withholding is modified), it will promptly inform the Agent thereof.

        (c) If the Borrower must implement a withholding, it will pay the amount to the relevant authority on due date and will deliver to the Agent, within thirty days after such payment, the original of the receipt delivered to it (or a certified copy thereof).

10.2    Eligible Banks

10.2.1 If the Borrower must implement a withdrawal or a withholding, the Borrower will not however be bound to increase the amount due to the Eligible Bank pursuant to Article 10.1 (Withholding tax) if:

        (i) a Bank, not residing in France for tax purposes, but having a Credit Branch in France, could have obtained an exemption from withdrawal or withholding by providing to the Agent the necessary documents (required by the French tax authorities) evidencing that the interest paid in accordance with this Agreement is integrated in the taxable income of this Credit Branch;

        (ii) a Bank referred to in paragraph (b) of the definition of the Eligible Bank, could have obtained an exemption from withdrawal or withholding by signing the necessary documents or by carrying out any similar action, in order to obtain such an exemption in accordance with the provision of the applicable non-double taxation treaty.

10.3    Tax Credit

        (a) This Article applies in the event that a Bank, after having received an increased payment pursuant to paragraph (a) of
                Article 10.1 (Withholding Tax) determines (its assessment in this respect being authoritative) that it has actually and definitively obtained a tax benefit in the form of a tax credit or repayment allocable to such increase.

        (b) In such a case, the Bank will repay as soon as possible to the Borrower a total amount equal to the value of this benefit, after deduction of any fee and tax that may be borne by such Bank in relation to the repayment, such that the Bank does not incur any charge due thereon, and provided that the repayment does not affect the tax credit or repayment obtained by the Bank. Each Bank shall have absolute discretion with respect to the obtaining or use of a tax credit or a repayment and does not need to report to the Borrower nor provide it with any information whatsoever with respect to its tax position.

10.4    Other taxes

        Subject to the provisions of Article 10.1 (Withholding tax), the Borrower shall, upon request of the Agent, pay to another Party the amount of any tax that the such Party owes due to a payment received or to be received, or a payment it should have received under tax regulations (including in respect of this Article 10 (Taxation), except if it is a taxation in the State in which the registered office of such Party or its Credit Branch is located assessed on the net income of the Credit Branch.

11.     New circumstances

11.1    Additional costs

        (a) Within the meaning of this Agreement, a "change of regulation" shall include:

                (i) any modification in force after the date of this Agreement, of the regulations applicable on such date;

                (ii) any modification brought by a relevant authority after the date of this Agreement to the interpretation of a regulation or to the conditions in which it intends to have it applied;

                (iii) communication to a Bank of a recommendation, instruction or request by a central bank, a tax, monetary or other authority, even if it is not mandatory, if it would be in compliance with the bank practices in the country concerned with such compliance.

        (b) The conditions of the remuneration of the Banks have been set according to credit, tax, monetary and professional regulations applicable on the date of this Agreement (in particular those concerning risk control and solvency of credit institutions). Consequently, if as a result of a change of regulation:

                (i) a Bank decreases the net remuneration of its capital or the net remuneration received due to its Global Participation; or

                (ii) a Bank incurs a cost (or an additional cost, as the case may be) due to its obligations as Bank or due to its Global Participation;

                the Borrower shall pay, upon the Agent's request, the sums necessary to indemnify such Bank for the decrease in remuneration referred to in paragraph (i) or the costs referred to in paragraph (ii) except, in the latter case, if the cost corresponds to a tax being the purpose of Article 10 (Taxation).

11.2    Illegality

        In the event that it would become illegal for a Bank to perform its obligations or to finance or maintain its Global Participation:

        (a) its obligation to participate in the Advances shall terminate and its Available Undertaking shall be automatically reduced to zero; and

        (b)     the provisions of Articles 9.2 and 9.5 shall become applicable.

12.     General rules

        (a) Any Bank intending to claim the provisions of Article 10.1 (Withholding tax), Article 10.4 (Other Taxes), 11.1 (Additional costs) or 11.2 (Illegality) shall:

                (i) give notification thereof to the Agent specifying the grounds of its claim and enclosing all relevant supporting documents (with no obligation to disclose confidential information);

                (ii) contemplate, after consultation with the Agent and the Borrower, the measures it might take (in particular by changing its Credit Branch or by substituting another financial institution for it) to minimize the consequences for the Borrower of the circumstances that motivated any such notification, if such measures would not lead such Bank to incur damageable consequences or costs not offset by the Borrower.

        (b) The Agent shall, as soon as possible, communicate to the Borrower any notification received from a Bank in respect of this Article with the supporting document related thereto.

                                   CHAPTER 6

         REPRESENTATIONS AND UNDERTAKINGS OF THE BORROWER - EVENTS OF

                                    DEFAULT

13.     Representations of the Borrower

        The Borrower makes the following representations to the other Parties and acknowledges that the latter have entered into this Agreement based on these representations, whose accuracy on the date of signature of this Agreement, on the Drawing Dates and on the first day of each Interest Period is a condition of their consent and the willingness of the Banks to make the Advances:

        (a)     The Borrower is a duly incorporated French societe anonyme.

        (b) The Borrower has the required capacity to enter into this Agreement and the Security Documents.

        (c) The signatory of this Agreement and the Security Documents on behalf of the Borrower has all necessary powers to enter into this Agreement and the Security Documents in the name and on behalf of the Borrower.

        (d) The signature of this Agreement and the Security Documents and the performance of the obligations arising out thereof for the Borrower do not contravene:

                (i)     any provision of its by-laws;

                (ii) any obligation vis-a-vis any third party (that could have an adverse effect), and

                (iii)   any regulation applicable to it.

        (e) No agreement or authorization from any administrative authority is required to allow the Borrower to enter into this Agreement and Security Documents and to perform its obligations;

        (f)     The Borrower's obligations are valid and are binding upon it.

        (g) Except for the Authorized Securities and the Debenture governed by English law constituted in favor of The Royal Bank of Scotland on May 12, 2000, which should be released no later than October 1, 2000 pursuant to the Articles 14.1 (e) and 14.1 (g), no security burdens the assets of the Borrower or the members of the Group.

        (h) No dispute is pending and the Borrower has received no notification by a third party of its intention to initiate a dispute, which (in either case) outcome would have an adverse effect.

        (i) No Event of Default or Potential Event of Default has occurred that is continuing.

        (j) Any possible failures by the Borrower or the members of the Group to comply with their obligations vis-a-vis third parties on the date of this representation are not such as to have an adverse effect.

        (k) Written information provided by the Borrower to the Arranger was accurate on the date on which it was given.

        (l) The Information Document is accurate and complete and the forecasts it includes have been prepared from reasonable assumptions.

        (m) The most recent consolidated financial statements of the Borrower (i.e. those relating to the fiscal year ended December 31, 1999) certified by its statutory auditors, have been prepared according to the accounting principles generally applied in France and give an accurate image of the financial position and the operations of the Borrower. There has been no material adverse change in the financial position or in the assets and liabilities of the Borrower since the date of its most recent financial statements certified by its statutory auditors.

        (n) The Borrower has paid on the date on which they are due all taxes for which it is liable.

        (o) The Borrower is not under cessation of payment, is not the subject of a bankruptcy judicial reorganization (procedure de redressement) or judicial liquidation, an amicable settlement (procedure de reglement amiable) pursuant to the provisions of the Law n(degree)84-48 of March 1, 1984, or judicial proceedings, initiated outside of France, aimed at rescheduling or reorganizing its debts, or aimed at a collective settlement of its liabilities.

14.     Undertakings of the Borrower

14.1    Undertaking to do

        During the Credit Period, the Borrower undertakes to:

        (a)     provide the Agent with:

                (i) for each of its fiscal years, no later than 180 days after the end of its fiscal year, its annual report including its corporate and consolidated accounts (balance sheet, profit and loss statement and notes thereon) certified by its statutory auditors;

                (ii) no later than 90 days after the end of the first half of its fiscal year, its half-year balance sheet and profit and loss statement and the balance sheet of the profit and loss statement of the members of the Group;

                (iii) no later than 30 days after the end of the first half of its fiscal year and after the end of each fiscal year, a statement of the asset sales that have occurred during the relevant period indicating the nature of the assets sold and their sale price;

                (iv) as soon as possible, any such other information on the financial position or the business of the Borrower as the Agent might reasonably request;

        (b) immediately inform the Agent of any change concerning the persons empowered to represent the Borrower:

        (c)

                (i) notify to the Agent, as soon as possible, of any Event of Default or any Potential Event of Default, of which it has knowledge;

                (ii) confirm, upon the Agent's request, that no Event of Default or Potential Event of Default has occurred or is still occurring, except for those that would have already been notified and those specified in the confirmation, if any; and

                (iii) indicate the measures it takes or contemplates to take to remedy any Event of Default or Potential Event of Default;

        (d) obtain (or renew) and carry out all authorizations or steps necessary to allow the Borrower to duly and validly perform its obligations;

        (e) ensure that no Security, other than the Authorized Securities and until October 1, 2000 the Debenture governed by English Law mentioned in Article 3.2, burdens its assets or those of the Significant Subsidiaries;

        (f) not grant any security, guarantee or right whatsoever such as to prevail in any way whatsoever over the rights of the Banks with respect to this Agreement during the entire term of this Agreement; it being understood that the Borrower may grant securities, guarantees or rights so long as the Banks of the same rank benefit therefrom or are granted any such other security as they may deem equivalent to their rights in respect of this Agreement;

        (g) the Borrower undertakes that the Credit granted by The Royal Bank of Scotland and pursuant to which Genesys Conferencing Limited has constituted a Debenture governed by English Law in favor of The Royal Bank of Scotland plc, be repaid no later than August 18, 2000 and that the release of the above-mentioned Debenture be obtained no later than October 1, 2000;

        (h) draw up and cause the members of the Group to draw up the corporate accounts to be delivered to the Agent pursuant to the provisions of subparagraphs 14.1 (a) (i) and 14.1 (a) (ii) pursuant to the accounting principles generally applied in France and in each country concerned to draw up the said accounts by complying with the presentation and method used for the accounts relating to the fiscal year ended December 31, 1999 and not to change or cause that the members of the Group do not change the accounting principles and methods each year, unless the Borrower notifies to the Agent any substantial change to these accounting principles or methods applicable both to the Borrower and a member of the Group, in which case the Borrower (or its statutory auditors) shall:

                (i) provide a description of the changes and adjustments that should be made on the last delivered accounts in accordance with subparagraphs 14.1 (a) (i) and 14.1 (a)
                        (ii), in order for the accounts to be presented and analyzed in a way identical to those relating to the fiscal year ended December 31, 1999;

                (ii) provide any information reasonably requested by the Agent and allow the Banks to verify if the thresholds referred to in Article 14.3 (Financial undertakings) are complied with and to carry out a precise comparison between the last accounts delivered to the Agent and those relating to the fiscal year ended December 31, 1999.

                Any reference in this Agreement to the accounts provided in the context of this paragraph (h) shall include a reference to the accounts as modified or adjusted in order to be presented and analyzed in a way identical to those relating to the fiscal year ended December 31, 1999.

14.2    Negative Undertakings

        During the entire Credit Period, the Borrower undertakes:

        (a) to cause the shareholders' meeting of the Borrower not to propose or distribute dividends if the Borrower is not in compliance with the financial undertaking provided for in
                Article 14.3 (Financial undertakings);

        (b) not to carry out or cause the members of the Group not to carry out one (or more) acquisition(s) during the same fiscal year (i) whose effect would be to increase the financial indebtedness of the Group more than EUR 15,000,000, or (ii) that would be entered into for a global amount greater than EUR 15,000,000; and

        (c) not to sell or transfer in any other way any securities or corporate rights that the Borrower directly or indirectly holds in its Significant Subsidiaries and not to decrease its equity interest in the capital and voting rights of the Significant Subsidiaries to a level less than 95%, unless the Agent, acting upon instructions of the Majority of the Banks, authorizes the Borrower to carry out such transactions.

14.3    Financial undertakings

        The Borrower undertakes that its EBITDA shall be at least equal for the reference periods mentioned in the left column of the chart below to the values indicated in the right column:

        ----------------------------------------------------------
              Reference Periods                   EBITDA
        ----------------------------------------------------------
        January 1 to December 31, 2000        USD 11,000,000
        ----------------------------------------------------------
        January 1 to December 31, 2001        USD 16,000,000
        ----------------------------------------------------------
        January 1 to December 31, 2002        USD 26,000,000
        ----------------------------------------------------------
        January 1 to December 31, 2003        USD 31,000,000
        ----------------------------------------------------------


        The Borrower undertakes to provide to the Agent for this purpose:

        (a) an annual certificate indicating the amount of the EBITDA and its Financial Indebtedness for each reference period referred to above. This certificate shall be delivered no later than six months after the expiration of each reference period referred to above, and

        (b) an annual certificate indicating the amount of the EBITDA and its Financial Indebtedness for each reference period from June 30 of a given fiscal year to June 30 of the following year. This certificate shall be delivered no later than September 30 of each year.

        The Borrower undertakes to keep a minimum amount of EUR 50,000,000 of Consolidated Equity Capital during the entire term of the Credit.

15.     Events of Default

15.1    The following events constitute Events of Default:

        (a) non-payment by the Borrower on the due date of any amount payable in respect of this Agreement except if this non-payment is due to technical problems affecting the system of transfer of funds, as long as the amount is paid within two (2) Business Days (Paris) following its due date;

        (b) breach by the Borrower of any of its obligations (other than a payment obligation);

        (c) inaccuracy at the time it is made of any of the representations listed in Article 13 (Representations of the Borrower) or, on the date of its provision, of any other information communicated by the Borrower in respect of this Agreement, except (i) if such inaccuracy results from an honest mistake committed by the Borrower or (ii) if such inaccuracy has no material effect;

        (d) the Borrower or a Significant Subsidiary does not pay on any due date any amount in respect of any Financial Indebtedness or the creditor of the Financial Indebtedness of the Borrower or a Significant Subsidiary orders or is entitled to order the forfeiture of the due date, except if the global amount of the Financial Indebtedness unpaid in the first case, or the amount of the Financial Indebtedness so become payable in the second case, is less than EUR 1,000,000;

        (e) the Borrower or a Significant Subsidiary initiates discussions with its creditors (or some of them) in order to reschedule or reorganize its debts or part of them;

        (f) the appointment of an ad hoc agent, whose assignment includes to attempt to reach an agreement between the Borrower or a Significant Subsidiary and their creditors (or some of them);

        (g) the initiation vis-a-vis the Borrower or a Significant Subsidiary of amicable settlement proceedings pursuant to the provisions of Law n(degree)84-48 of March 1, 1984;

        (h) the Borrower or a Significant Subsidiary is in a state of nonpayment (etat de cessation des paiements);

        (i) the initiation vis-a-vis the Borrower or a Significant Subsidiary of a judicial bankruptcy reorganization or judicial liquidation;

        (j)     dissolution of the Borrower;

        (k) merger or spin-off of the Borrower or a member of the Group, if it includes a long-lasting adverse effect;

        (l) it is or becomes illegal pursuant to French Law for the Borrower to perform its payment obligations in respect of this Agreement;

        (m) the occurrence of a serious event that includes a long-lasting adverse effect; and

        (n) the Borrower or any member of the Group ceases its activity as it exists on the date of signature of this Agreement or substantially modifies its activity.

15.2    Consequences of an Event of Default

        As soon as an Event of Default occurs and at any time further thereto, the Agent, acting upon instruction of the Majority of the Banks, by simple written notice to the Borrower and without summons, injunction or other court or out-of-court formality, but subject to the mandatory provisions of Law n(degree)85-98 of January 25, 1985, may:

        (a) cancel the Available Credit, which by reducing to zero the Available Undertakings of the Banks, will result in releasing any obligation to do make further Advances; and

        (b) declare the Loan immediately due and payable or payable upon simple subsequent request of the Agent.

15.3 In the event that, pursuant to Article 15.2 (Consequence of an Event of Default) the Agent would have declared the Loan payable upon simple request from it, it may, upon instruction of the Majority of the Banks, at any subsequent time:

        (a)     retract its declarations; or

        (b) request the repayment of the Loan on the date it sets, which will make the Loan due and payable on such date.

                                   CHAPTER 7

                   LATE-PAYMENT INTEREST AND INDEMNIFICATION

16.     Late-payment interest

16.1    Late-payment interest rates

        The Borrower shall, to the extent authorized by Law (but without summons and without prejudice to the other rights of the Banks), pay the interest on any Outstanding Amount, calculated from its due date until its date of actual payment (the "late-payment period") pursuant to the provisions of paragraphs (a) and (b) below, at the Agent's option (which the latter may change once or several times during the late-payment period):

        (a) If the Agent elects this option (a), the late-payment interest will be calculated for each day of the late-payment period, at the Daily Late-Payment Rate applicable, as increased by the Margin and 1.5%.

        (b)

                (i) If the Agent elects this option (b), the late-payment interest will be calculated compared to successive Interest Periods (the first one beginning on the expiry date of the Outstanding Amount and the others on the last day of the previous Interest Period).

                (ii) The duration of each of these Interest Periods shall be decided by the Agent, but if the Outstanding Amount corresponds to an amount in principal that has become payable before the last day of an Interest Period (a "Broken-off Interest Period"), its first Interest Period will have a duration equal to the residual duration of the Broken-off Interest Period.

                (iii) the interest rate applicable to a given Interest Period shall be the Reference Rate applicable to this Interest Period as increased by the Margin and 1.5%, except the case of an Interest Period adjusted to correspond to the residual duration of a Broken-off

                        Interest Period, to which the interest rate already established for the Broken-off Interest Period will apply, as increased by 1.5%.

16.2    Communications

        The Agent shall communicate to the Borrower and the Banks:

        (a) its election with respect to the terms and conditions of calculation of the late-payment interest,

        (b) in case of application of paragraph (b) of Article 16.1 (Late-payment interest rate), no later than 9:00 a.m. on the Rate Determination Date of each Interest Period, its duration, and

        (c)     the late-payment interest rate.

16.3    Payment

        The late-payment interest in respect of an Outstanding Amount shall be payable:

        (a) either upon the Agent's request (in the event of interest calculated based on the Daily Late-Payment Rate), or

        (b) the last day of the Interest Period in respect of which it is due (in the event of interest calculated based on the Reference
                Rate).

16.4    Other provisions applicable to Outstanding Amounts

        The provisions of Articles 11.1 (Additional costs) and 17.2 (Interest Differences) apply to Outstanding Amounts in the same manner as they apply to Advances.

17.     Indemnification

17.1    General cases

        The Borrower shall indemnify each Bank and the Agent for the reasonable costs incurred and the losses suffered by them as a result (i) of the performance of their rights in respect of this Agreement and (ii) of the non-performance of the Borrower's obligations (but the calculation of the losses or the costs incurred shall take into account the interest possibly due in respect of Article 16 (Late-payment interest)).

17.2    Interest Differences

        In the event that:

        (a) the participation of a Bank in an Advance requested by the Borrower would not be made available to the latter, pursuant to the provisions of this Agreement, or

        (b) the participation of a Bank in an Advance would be repaid prior to the end of the Interest Period,

        the Borrower shall pay to the Bank the possible positive Interest
        Difference:

        (i) in the event referred to in paragraph (a) of this Article, on a period of same duration as that which would have been the first Interest Period of the Advance, and

        (ii) in the event referred to in paragraph (b) of this Article, for a period between the date of repayment and the last day of the Interest Period.

                                   CHAPTER 8

                                   PAYMENTS

18.     Terms and conditions of payment

18.1    Money of account and payment

        (a) Subject to the provisions of this Article, the Reference Currency is the money of account and payment of this Agreement. However, the Borrower shall:

                (i) repay an Advance on its payment date in the currency in which this Advance is denominated;

                (ii) pay any amount due as interest in respect of an Advance in the currency in which such Advance is denominated;

                (iii) repay all fees and expenses borne in the currency in which they have been incurred;

                (iv) carry out all indemnification payments requested of it in respect of Article 10.4 (Other taxes) or Article 11.1 (Additional costs) in the currency in which the amount subject to such claim is denominated; and

                (v) pay all amount denominated in a currency other than the Reference Currency in such currency.

        (b) For the payments in Optional Currency during the Interim Period, each Party:

                (i) may, as it concerns a payment to be settled by the credit of an account in France, carry out the payment in Francs or in euro;

                (ii) shall, as it concerns a payment to be settled by the credit of an account in another Participating Member State, carry out the payment in euro.

18.2    Payment in another currency

        (a) This Article 18.2 shall apply in the event that, for the purpose of court proceedings, court decision, enforcement means or declaration in reorganization proceedings initiated vis-a-vis the Borrower, it would be necessary to convert a payment due to a payment to another Party in a currency (the "conversion currency") other than that in which, under this Agreement, it must be paid (the "contractual currency").

        (b) In such a case, the Borrower shall indemnify this Party for the possible loss resulting from a difference of exchange rate between the date on which the conversion has been made and the date on which the payment is received in conversion currency, as well as possible expenses.

18.3    Payments to the Agent

        Except for the amounts due to the Arranger, the Borrower shall delivered all its payments to the Agent on the accounts whose details are set forth on the signature pages of this Agreement. The Agent, except for the payments received on its own behalf, receives them on behalf of the Parties entitled thereto.

18.4    Terms and conditions of payment

        (a) All payments to be made by the Borrower or a Bank shall be carried out at the due date value in immediately available funds and freely transferable, by the credit of the Agent's account as the latter might notify.

        (b) The Agent shall repay to a Party all payments it receives on the latter's behalf, same value date, by causing the account whose necessary information has been provided by such Party to be credited.

        (c) Any payment due on a date that does not correspond to a Business Day shall be made on the following Business Day, except if such action results in removing the payment to the following calendar month, the payment shall be made on the last Business Day of the current calendar month.

18.5    Payments by the Agent

        (a) The Agent may deem that the funds corresponding to any payment due to a Party have been transferred to it on the date on which such payment is due and consequently carry out the corresponding payment. However, if, without having actually received the corresponding funds, it pays an amount to a Party, the latter shall upon first request of the Agent, repay such amount, plus any corresponding interest for the period elapsed from such payment until the repayment, calculated at the annual rate corresponding to the Financing Cost of the amount for the Agent (with respect to amounts paid to a Bank) or at the same rate increased by the Margin (with respect to amounts paid to the Borrower).

        (b) The Agent shall have no liability vis-a-vis another Party for the possible late-payment made by such Party, provided that it has implemented the measures set forth by the offset system selected by it for payments in euro such that payment is received on its due date and for due value at the credit of such Party's account.

18.6    Offset by the Borrower

        The Borrower shall carry out all its payments without reduction or offset of any kind whatsoever, except for withholdings set forth to in
        Article 10.1 (Withholding taxes), if any.

18.7    Allocation of Payments

        The Agent, notwithstanding any allocation by the Borrower and unless otherwise agreed by all of the Banks, shall allocate the amounts received by it in respect of this Agreement in the following order:

        (a) to the payment of the fees and expenses incurred by the Agent while exercising its assignment;

        (b) to the payment to the Banks of the late-payment interest accrued on an Outstanding Amount, in proportion to the part of the Outstanding Amount that is respectively due to them;

        (c) to the payment to the Banks in proportion to their respective Global Participation, of the accrued interest;

        (d) to the payment to the Banks in proportion to their respective Global Participation, of any amount in principal payable but outstanding;

        (e) to the payment of any other amount payable but outstanding (if it is an amount due to several Banks, in proportion to the part of the amount respectively due to them).

19.     Offset by the Banks or the Agent

        Subject to the provisions of any specific agreement, the Borrower irrevocably authorizes each of the other Parties to offset the credit balance of the accounts it might or may have with this Party all payments due by it and to carry out the exchange transactions necessary for this purpose based on the Agent's Exchange Rate.

20.     Equalization of the payments

20.1    Redistribution

        Subject to the provisions of Article 20.3 (Court proceedings), in the event that a Bank (a "receiving Bank") due to the allocation (in particular through offset) of an amount received from the Borrower, would receive an amount in excess, i.e. a larger portion of an amount due to itself and to several other Banks (the "other Banks") than it would have received if the such amount had been paid by the Borrower to the Agent and allocated by the latter pursuant to the provisions of
        Article 18.7 (Allocation of the payments):

        (a) it shall immediately inform the Agent thereof (who will inform as soon as possible the other Banks) and pay to the Agent the amount in excess;

        (b) as soon as possible, the Agent shall allocate the amount in excess among the other Banks in proportion to their respective part of the amount due by the Borrower against delivery by each of them of a subrogation receipt including a waiver to profit from the Article 1252 of the French Civil Code, which the Agent shall deliver to the receiving Bank;

        (c) the receiving Bank will therefore be subrogated in the rights of the other Banks vis-a-vis the Borrower, so that the latter will owe vis-a-vis the receiving Bank an amount equal to the amount in excess.

20.2    Refunds

        In the event that a receiving Bank would be bound to refund to the Borrower an amount in excess after its allocation among the other Banks pursuant to the provisions of Article 20.1 (Redistribution):

        (a) each of the other Banks will repay to the receiving Bank an amount equal to the portion of the amount in excess it has received against delivery of a subrogation receipt including a waiver to profit from Article 1252 of the French Civil Code; and

        (b) each Bank having carried out such a refund shall therefore be subrogated, up to this amount, in the rights of the receiving Bank vis-a-vis the Borrower.

20.3    Court proceedings

        In the event that a Bank would become a receiving Bank following court proceedings initiated by it after notification to the Agent, those Banks will not be deemed an "other Bank" for the purposes of paragraphs (a) and (b) of Article 20.1 (Redistribution) who, while being able to join the proceedings or initiate other proceedings for the payment of the portion reverting to it the amount due by the Borrower, refrain from doing so.

                                    CHAPTER 9

                           COMMISSION, FEES AND RIGHTS

21.     Commissions

21.1    Engagement commission

        (a) The Borrower shall pay to each Bank an engagement commission of 30 base points per year, i.e. a 0.30% rate per year, on the amount of its Available Undertaking for the period from the date of signature of this Agreement until the Final Drawing Date.

        (b) The Borrower shall pay the engagement commission at the expiry date, the last day of each successive one-month period as from the date of signature of this Agreement and for the last time on the Final Drawing Date.

21.2    Arranger's commission

        The Borrower shall pay to the Arranger a Credit arrangement commission pursuant to a a separate agreement.

21.3    Agent's commission

        The Borrower shall pay to the Agent an annual Agent's commission pursuant to a separate agreement.

22.     Fees and rights

22.1    Fees incurred by the Arranger and the Agent

        The Borrower shall repay:

        (a) to the Arranger, all reasonable fees and expenses (including the fees and expenses of counsel) as increased by applicable taxes incurred in connection with the preparation, negotiation and consummation of this Agreement and the performance of the conditions precedent set forth in Article 3.1 (Conditions Precedent) no later than 15-days from the date of notice of said payments by the Arranger;

        (b) to the Agent on its behalf and on behalf of the Banks, upon first request of the Agent, all reasonable fees and expenses (including the fees and expenses of advisers and lawyers) increased by applicable taxes that the Agent or the Banks may incur:

                (i) upon request of the Borrower, for the purposes of modification of this Agreement or waiver by the Banks of their rights; and

                (ii) for the purpose of preserving their rights (in particular the fees incurred to assess the existence of an Event of Default and the means to remedy it) or obtain the performance of the Borrower's obligations.

22.2    Stamp and registration duties

        All stamp or registration duties and other similar rights to which this Agreement may give rise in France shall be exclusively for the account of the Borrower.

22.3    Allocation to the Banks

        In the event that the Borrower does not repay the Arranger or the Agent the fees and expenses incurred by them, in breach of the provisions of Articles 22.1 (Fees incurred by the Arranger and the Agent) and 22.2 (Stamp and registration duties), the Banks shall substitute for the Borrower, in proportion to their respective Portion, with the Borrower responsible for repayment any amounts thus paid by them as soon as possible.

                                   CHAPTER 10

                                    THE AGENT

23.     Assignment of the Agent

23.1    Powers and authority

        (a) Each Bank hereby grants to the Agent (who hereby accepts) the power to represent it by exercising on its behalf all powers expressly granted to it under this Agreement and the Security Documents, as well as those that reasonably result therefrom, other than the power to initiate court proceedings and to settle.

        (b) The Agent, who shall not be bound to take any measure on its own initiative, may ask for direction from the Banks and shall be bound to act or to refrain from acting, as the case may be, in accordance with the instructions given by the Majority of the Banks (or all the Banks when this Agreement or the Security Documents provide therefor), both in the event that it will have consulted with the Banks and in the event that the instructions result from an initiative of the latter.

        (c) The Agent is not the representative of the Borrower, except for the purpose of the signature of a Transfer Instrument.

        (d) Subject to the provisions of subparagraphs (a) and (b) above, each Bank gives power to the Agent to sign in its name and on its behalf (i) the Security Documents, (ii) any other document of any nature whatsoever relating to the Security Documents whether at the time of their consummation or at the time of the incurrence of the securities they create, and (iii) all documents subsequent to the incurrence of the securities created in accordance with the Security Documents.

23.2    Exercise by the Agent of its assignment

        The Agent:

        (a) may resort to, when it deems it necessary, the services of lawyers, counsels, chartered accountants and such other experts as it may choose;

        (b) may, to exercise its assignment, without being bound to carry out an audit, and unless contrary information is communicated by another Party, deem:

                (i) that the representations made and the information provided to it by the Borrower for the purpose of this Agreement are accurate; and

                (ii) that no Event of Default or Potential Event of Default has occurred.

        (c) shall deliver to the Banks as soon as possible all information and documents communicated by the Borrower in respect of this Agreement;

        (d) shall notify to the Banks as soon as possible of any Event of Default or Potential Event of Default that another Party will have informed it of or, regarding the non-performance by the Borrower of an obligation, that it would have ascertained itself;

        (e) will not be bound to disclose information concerning the Borrower where such disclosure might cause it to incur liability;

        (f) will not have any obligations other than those expressly borne by it under this Agreement and the Security Documents; and

        (g) my carry out the incurrence of the securities created pursuant to the Security Documents according to the instructions given by the Majority of the Banks (or all the Banks when this Agreement or the Security Documents provide therefor) and may exercise all powers expressly granted to it for this purpose.

23.3    The Arranger

        The Banks represent and acknowledge that Fortis Bank S.A. has acted as arranger of the Credit syndication. In this respect, the provisions of the above paragraphs shall apply mutatis mutandis to the Arranger.

24.     Liabilities

24.1    The Arranger

        The Arranger shall have no liability:

        (a) vis-a-vis the Banks or the Borrower, for the validity of this Agreement or, vis-a-vis the Banks, for the accuracy of the representations made by the Borrower and the information provided by it;

        (b) vis-a-vis the Borrower for a possible breach by a Bank in the performance of its obligations, or vis-a-vis a Bank for a possible breach by the Borrower or by any other Bank in the performance of their respective obligations; and

        (c) for the cost to the Banks for their participation in the Credit; each Bank represents, in this respect in favor of the Arranger, to have carried out its own analysis of the credit and the risks it incurs in taking part in the Credit, and confirms that the Arranger will have vis-a-vis it no obligation to follow the financial position or the prospects of the Borrower.

24.2    The Agent

        The Agent shall have no liability vis-a-vis the Banks other that that resulting from its capacity as agent, as the case may be, appointed pursuant to Article 23.1 (Powers and authorities). It will incur liability in this capacity only in case of gross or intentional misconduct (faute lourde ou intentionnelle).

25.     Miscellaneous

25.1    Indemnification

        The Banks undertake to guarantee the Agent, in proportion to their respective Portions, against all expenses, losses and liabilities incurred by the latter in the performance of its duties for any reason other than its own gross or intentional misconduct.

25.2    Separation of positions

        The duty of the Agent being exercised by a department distinct from the other departments of the financial institution appointed as Agent, the information gathered by these other departments, confidential to such departments, will not be deemed known by the Agent for the purpose of this Agreement solely because such other departments had knowledge thereof.

25.3    Resignation and revocation

        (a) The Agent may resign from its position without cause and at any time, upon thirty-days prior notice period given to the Banks and the Borrower.

        (b) The Majority of the Banks may, by notification, revoke the power of the Agent.

        (c) In case of resignation or revocation of the Agent, the Majority of the Banks shall appoint its successor.

        (d) In the event that, on the effective date of the resignation or revocation, a successor shall not have been appointed or shall not have accepted its appointment, the Agent may itself appoint its successor, which shall be a credit institution established in Paris, able to fulfil the duties of the Agent. As long as a successor of the Agent has not been appointed or has not accepted its appointment, the Agent will remain in office.

                                   CHAPTER 11

                            ASSIGNMENTS AND TRANSFERS

26.     Transfer by the Borrower

        The Borrower may not assign its rights or obligations.

27.     Transfer by the Banks

27.1 A Bank (a "Former Bank") may, by entering into a Transfer Instrument, substitute for it another financial institution (a "New Bank"). Such a substitution, if not for its aggregate Available Undertaking and/or its Global Participation, must be for an amount of at least 1,000,000 USD or 1,000,000 EUR. Such a substitution shall be previously authorized in writing by the Borrower. For such purpose, any proposed substitution by the Former Bank shall be notified by any means to the Borrower. The Borrower may not refuse to give its consent without legitimate grounds and, in any event, its consent shall be deemed acquired if it fails to respond to the notification made by the Former Bank.

27.2 The New Bank shall inform the Borrower and the other Banks, through the Agent, as soon as possible, of the conclusion of a Transfer Instrument and its effective date.

27.3 The New Bank shall substitute for the Former Bank in the rights and obligations of the latter vis-a-vis the Agent and the other Banks by solely by signature of a Transfer Instrument.

27.4    After signature of a Transfer Instrument:

        (a) the Former Bank is released from that day forward, to the extent provided by the Transfer Instrument, from its obligations vis-a-vis the Borrower and the other Parties;

        (b) the New Bank, which is substituted for it, shall be responsible for its obligations vis-a-vis the Borrower and the other Parties and shall benefit from all of its benefits as well as the burdens appurtenant thereto.

27.6 On the effective date of a Transfer, the New Bank shall pay to the Agent a transfer commission equal to 1,000 EUR.

28.     Credit Branch

        A Bank may, once or several times, change the branch through which it takes part in the Credit by notifying the Agent of the details of its new Credit Branch.

29.     Information

        A Bank may disclose to a financial institution with which it contemplates to sign a Transfer Instrument and to a person to whom it has granted or intends to grant a sub-participation all information it has concerning the Borrower.

                                   CHAPTER 12

                                  MISCELLANEOUS

30.     Financial calculations

30.1    Calculation basis

        The interest, commissions and other amounts due by the Borrower shall be calculated based on the precise number of days based upon a year of 360 days; it being specified that any reference period for the calculation of any amount shall include, for the purpose of the said calculation, the first day of this period and shall exclude the last.

30.2    Accounts

        Each Bank, with respect to its own Global Participation, and the Agent, with respect to the Loan, shall register in its respective books on special accounts the amounts in principal, interest or other due by the Borrower, as well as the paid amounts.

30.3    Evidence

        (a) The accounts mentioned in Article 30.2 (Accounts) shall be deemed accurate, unless otherwise evidenced, with respect to amounts due by the Borrower.

        (b) The certificate by a Bank regarding the amount of a sum submitted to the Borrower pursuant to Article 10.4 (Other taxes) or 11.1 (Additional costs) will be deemed accurate, unless otherwise evidenced, regarding the amount due by the Borrower.

31.     Recourse

        A Bank will not be deemed to have waived a right due to solely to the fact that it does not exercise it such right or exercises it only partially or lately.

32.     Severability of provisions

        The possible nullity of a provision of this Agreement shall not affect the validation of its other provisions.

33.     Communications

33.1    Language

        All communication between the Parties with respect to this Agreement as well as all documents going along with it, shall be in the French language.

33.2    Terms and conditions

        (a) All communication with respect to this Agreement shall be in writing and sent by courier, registered mail with return receipt requested or facsimile to the address and/or number of the addressee Party indicated on the signature pages (or, in the case of a Bank that acquires this capacity pursuant to a Transfer Instrument, pursuant to the provisions of the Transfer Instrument).

        (b)     A communication shall be deemed received, as the case may be:

                (i) on the date appearing on the notice of receipt, in case of sending by registered mail;

                (ii) at the time of sending, in case of sending by facsimile (however, if the receipt date appearing on the transmission report does not correspond to a Business Day (Paris), the receipt date shall be the first following Business Day (Paris);

                (iii) on the date appearing on the receipt, in case of delivery by courier.

34.     Modifications

34.1    Principle

        (a) The Agent may, subject to the prior written consent of the Majority of the Banks:

                (i) inform the Borrower that the Banks permanently or temporarily, waive the application of a provision of this Agreement; or

                (ii) agree with the Borrower on an amendment to this Agreement.

        (b) Such amendments or waivers shall be enforceable vis-a-vis all the Parties.

34.2    Exceptions

        (a) The unanimous consent of the Banks shall be required for any amendment or waiver relating to:

                (i)     the definition of "Majority of the Banks";

                (ii)    the increase in the maximum amount of the Credit;

                (iii) the interest rate, commissions or amount of any other payable sum;

                (iv)    the money of account or payment of this Agreement;

                (v) a postponement of the expiry date for any payment by the Borrower;

                (vi)    the provisions of Articles 3.1 (Conditions precedent),
                        3.2 (Condition subsequent), 20 (Equalization of payments) or this Article 34;

                (vii)   any provision regarding the consent of all the Banks.

        (b)     The Agent shall not be bound, despite the provisions of Article
                23.1 (Power and authorities), to agree with the Borrower on any amendment:

                (i) with respect to Article 22.1 (Fees incurred by the Arranger or the Agent) or to Chapter 10 (the Agent) or to this paragraph (b) of Article 34.2; or

                (ii) which could result in a modification of the rights of the Agent or impose additional obligations on it.

        (c) A Bank may not, without its consent, be subject to a modification resulting in the reduction of its portion of any amount due by the Borrower.

35.     Global effective rate

        The global effective rate applicable to the Loan may not be calculated, pursuant to the provisions of Law n(degree)66-1010 of December 28, 1966 (included in Articles L. 313-1 and L. 313-2 of the French Consumer Code) due, in particular, to the variability of the applicable interest rate.

        However, for purposes of Articles L. 313-1 through L. 313-6 of the French Consumer Code and based on the elements known as of July 28, 2000 and with a margin amounting to 2% for the EURIBOR at three (3) months, i.e. 4.631% per year, the parties have assessed, for information purposes, the global effective rate of the Credit, which would amount
        (i) to 7.68% per year and the period rate would amount to 1.92% for a three (3)-month period.

        For the future, the parties to this Agreement expressly acknowledge that, due to the specificity of the provisions of this Agreement and, in particular, the variability of the Interest Rate and the possibility proposed to the Borrower to choose the duration of the Interest Period, it is impossible to precisely determine the global effective rate of the Credit. However, the Borrower acknowledges to have personally carried out all such estimations as it deemed necessary to assess the global cost of the Credit and acknowledges that it has obtained all necessary information from the Agent and the Banks with respect thereto.

                                   CHAPTER 13

                          GOVERNING LAW - JURISDICTION

36.     Governing Law

        The Agreement shall be governed by French Law.

37.     Jurisdiction

        Any dispute relating to this Agreement shall fall within the jurisdiction of the Commercial Court of Paris. However, this jurisdiction being provided in the sole interest of the Banks and the Agent, they may sue the Borrower before any other court that may have jurisdiction.

                                     ANNEX 1

                       List and Undertakings of the Banks

           Names                      Undertakings in USD     Undertakings in %

Fortis Banque France                      14,000,000                 40%
Address:  56, rue de
Chateaudun - 75009 Paris

BNP - Paribas                              8,000,000                22.86%
Address:  16, boulevard des
Italiens - 75009 Paris

Societe Generale                           8,000,000                22.86%
Address:  29, boulevard
Haussman - 75009 Paris

Banque Worms                               5,000,000                14.28%
Address:  1,  place  des
Degres - Tour Voltaire -
92800 Puteaux

                                     ANNEX 2

                           Form of Transfer Instrument

                               TRANSFER INSTRUMENT

1. The terms used in this Transfer Instrument shall have the respective meanings given in the multicurrency credit agreement dated August [...], 2000 (the "Agreement") between Genesys S.A. as Borrower, Fortis Bank S.A. as Arranger, Fortis Bank S.A. as Agent and certain other banks.

2. By this Transfer Instrument, [...] (the "Former Bank") and [...] (the "New Bank") agree to substitute the New Bank for the Former Bank, up to [...]% of the rights and obligations of the latter with respect to this Agreement.

3. The Global Participation and the Available Undertaking of the Former Bank and the New Bank, before and after this substitution are consequently:

                            Global Participation              Available Undertaking
                            --------------------              ---------------------

                           before           after             before           after
                           ------           -----             ------           -----
                        substitution     substitution      substitution     substitution
                        ------------     ------------      ------------     ------------
        Former Bank         [...]            [...]             [...]            [...]

        New Bank            [...]            [...]             [...]            [...]

4.      This Transfer Instrument shall have the legal effects specified in
        Article 26.4 of this Agreement, as from the effective date specified with the signature of the New Bank.

5. The initial Credit Branch of the New Bank, and its administrative details, shall be the following:

        Credit Branch   : [...]
        Address         : [...]
        Telephone       : [...]
        Facsimile       : [...]

6. The New Bank may give third parties enforceable rights concerning the assignment by the Former Bank of the rights held with respect to its Global Participation, by notification of this assignment to the Borrower pursuant to Article 1690 of the French Civil Code.

7. This Transfer Instrument shall be governed by French Law. Any dispute regarding it shall fall within the jurisdiction of the Commercial Court of Paris.

8. This Transfer Instrument shall be governed by French Law. Any dispute regarding it shall fall within the jurisdiction of the Commercial Court of Paris.

[The Former Bank]                             [date]

represented by

-------------------



[The New Bank]                                [date]

represented by

--------------------

                                    ANNEX 3.1

                             Form of Drawing Notice

Date    :    [...]

From    :    Genesys S.A.

To:     :    Fortis Bank S.A.

        Multicurrency Credit Agreement amounting to 35,000,000 USD or the equivalent in euro date August [...], 2000

1. We refer to the aforementioned Credit Agreement. The terms used in this Drawing Notice shall have the meaning ascribed to them in Article 1 of the Credit Agreement.

2. In accordance with Article 3.3 (General conditions of use) of the said Credit Agreement, we hereby request the availability of an Advance having the following features:

-       Drawing Date:                                [...]
-       Currency:                                    [...]
-       Amount:                                      [...]
-       Duration of the first Interest Period:       [...]
-       Bank account to be credited:                 [...]

3. We hereby confirm the accuracy to-date of all the representations expressed in Article 13 (Representations of the Borrower) of the Credit Agreement.

4.      This Drawing Notice shall be irrevocable.



GENESYS S.A.

By:
   --------------------------

Name:

                                    ANNEX 3.2

                       Notification of Change of Currency

Date    :    [...]

From    :    [...]

To:     :    [...]

        Multicurrency Credit Agreement amounting to 35,000,000 USD or the equivalent in euro date August [...], 2000

1. We refer to the aforementioned Credit Agreement. The terms used in this Notification of Change of Currency shall have the meaning ascribed to them in Article 1 of the Credit Agreement.

2. We refer to the Advance amounting to [...] which Interest Period end on [...].

3. We request you to denominate this Advance in [...] as from the next Interest Period.

4. We hereby confirm that this change of currency will trigger no situation constituting an Event of Default or a Potential Event of Default and we reiterate for the purpose hereof the representations appearing in
        Article 13 of this Agreement.

5. Any amount paid with respect to a change of currency shall be credited on the account n(degree)[...].

6.      This Notification of Change of Currency shall be irrevocable.



GENESYS S.A.

By:
   --------------------------

Name:

                                     ANNEX 4

                              Conditions Precedent

1. an original extrait K-bis relating to the Borrower dated no more than one month prior;

2. a certified true copy by Mr. Francois Legros (or any empowered person) of the by-laws of the Borrower, up-dated on the signature date of this Agreement;

3. a certified true copy by Mr. Francois Legros (or any empowered person) of the deliberation of the board of directors authorizing the Borrower to raise the bank borrowings;

4. a legal opinion from Clifford Chance, counsel to the Arranger in form satisfactory to the Agent;

5. a legal opinion from the in-house counsel of the Borrower in form satisfactory to the Agent;

6. the specimen signature of the persons that may duly sign any Drawing Notice, any Notification of Change of Currency or any other communication on behalf of the Borrower in the context of this Agreement;

7. a copy of this Agreement and the Security Documents duly signed by the Borrower;

8. two legal opinions from Clifford Change, counsel to the Arranger relating to each of the Security Documents in form satisfactory to the Agent.

                                     ANNEX 5

               Pledge of the interest of Genesys Conferencing Inc

                                       73